Exhibit (a)(1)(E)

Letter to Clients with Respect to the

Offer to Purchase

All Outstanding Shares of Common Stock

of

LDR HOLDING CORPORATION

at

$37.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated June 14, 2016

by

LH MERGER SUB, INC.,

an indirect wholly owned subsidiary of

ZIMMER BIOMET HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 13, 2016 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 12, 2016), UNLESS THE OFFER IS EXTENDED.

June 14, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 14, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) in connection with the offer by LH Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), to purchase (the “Offer”) all outstanding shares of common stock, par value $0.001 per share (“Shares”), of LDR Holding Corporation, a Delaware corporation (“LDR”), for a price per Share of $37.00 (such amount, as it may be adjusted from time to time upon the terms and subject to the conditions set forth in the Merger Agreement (as defined herein), the “Offer Price”), net to the seller in cash, without interest, less any deductions or withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal enclosed herewith.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price is $37.00 per Share net to you in cash, without interest, less any deductions or withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger dated as of June 6, 2016 (the “Merger Agreement”), by and among Parent, Purchaser and LDR, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into LDR (the “Merger”), with LDR continuing as the surviving corporation in the Merger and an indirect wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, the Merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties and specified therein (such time, the “Merger Effective Time”). At the Merger Effective Time, each Share issued and outstanding immediately prior to the Merger Effective Time (other than treasury Shares held by LDR and any Shares owned by Parent, Purchaser or any direct or indirect subsidiary of Parent or LDR or any Shares held by any person who is entitled to and properly demands statutory appraisal of his, her or its Shares under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) in connection with the Merger) will be converted into the right to receive for each such Share an amount in cash, without interest, equal to the Offer Price, less any deductions or withholding of taxes required by applicable law.

4. After careful consideration, the LDR board of directors has unanimously adopted resolutions (i) determining that the Offer, the Merger, the Merger Agreement and the other transactions contemplated thereby are advisable, fair to, and in the best interests of LDR and LDR stockholders, (ii) authorizing, adopting and approving the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iv) recommending that LDR stockholders tender their Shares pursuant to the Offer and (v) resolving that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the DGCL and that the Merger shall be consummated as soon as practicable following the time at which Purchaser accepts for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer.

5. The Offer and the withdrawal rights will expire at 12:00 midnight, New York City time, on July 13, 2016 (one minute after 11:59 p.m., New York City time, on July 12, 2016) (such time and date, the “Expiration Date” unless Purchaser (as defined below), in accordance with the Merger Agreement (as defined in the Offer to Purchase), extends the period during which the Offer is open, in which event “Expiration Date” will mean the latest time and date at which the Offer, so extended will expire). Except as otherwise described in Section 4 — “Withdrawal Rights” of the Offer to Purchase, previously tendered Shares may be properly withdrawn at any time prior to the Expiration Date and, unless previously accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time after August 13, 2016.

6. The Offer is subject to certain conditions described in Section 15 — “Certain Conditions of the Offer” of the Offer to Purchase. The Offer is not subject to a financing condition.

7. Tendering stockholders who are registered stockholders and who tender their Shares directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay brokerage fees or commissions or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. However, U.S. federal income tax backup withholding at a rate of 28 percent may be required, unless the required taxpayer identification information is provided or an exemption is available. See the Letter of Transmittal for more information. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) LDR stockholders in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Instructions with Respect to the

Offer to Purchase

All Outstanding Shares of Common Stock

of

LDR HOLDING CORPORATION

at

$37.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated June 14, 2016

by

LH MERGER SUB, INC.,

an indirect wholly owned subsidiary of

ZIMMER BIOMET HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 13, 2016 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 12, 2016), UNLESS THE OFFER IS EXTENDED.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 14, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (as defined below), in connection with the offer by LH Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), to purchase (the “Offer”) all outstanding shares of common stock, par value $0.001 per share (“Shares”), of LDR Holding Corporation, a Delaware corporation (“LDR”), for a price per Share of $37.00 (such amount, as it may be adjusted from time to time upon the terms and subject to the conditions set forth in the Merger Agreement, the “Offer Price”), net to the seller in cash, without interest, less any deductions or withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer to Purchase and the related letter of transmittal that accompanies the Offer to Purchase (the “Letter of Transmittal”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any lender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Number of Shares to be Tendered:	Shares*

Account Number:	Signature(s):

Capacity**:

Dated:
Please Type or Print Name(s) above

Please Type or Print Address(es) above (Including Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.

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